Exhibit 99.1

QuinStreet Reports Record Fiscal Fourth Quarter and Full Year 2026 Results

•
Record quarterly Revenue of $373.9 million, up 43% year-over-year
•
Record quarterly Net Income of $19.1 million, up 496% year-over-year
•
Record quarterly Adj. EBITDA of $41.4 million, up 87% year-over-year
•
Record Full Fiscal Year Revenue of $1.3 billion, up 18% year-over-year
•
Record Full Fiscal Year Net Income of $81.2 million, up 1,626% year-over-year
•
Record Full Fiscal Year Adj. EBITDA of $112.5 million, up 38% year-over-year

FOSTER CITY, CA – August 6, 2026 – QuinStreet, Inc. (Nasdaq: QNST), a leader in performance marketplaces and technologies for the financial services and home services industries, today announced financial results for the fiscal fourth quarter and fiscal year ended June 30, 2026.

For the fiscal fourth quarter, the Company reported revenue of $373.9 million, up 43% year-over-year.

GAAP net income for the fiscal fourth quarter was $19.1 million, or $0.33 per diluted share. Adjusted net income for the fiscal fourth quarter was $29.0 million, or $0.50 per diluted share.

Adjusted EBITDA for the fiscal fourth quarter was $41.4 million, up 87% year-over-year.

For full fiscal year 2026, the Company reported revenue of $1.3 billion, up 18% year-over-year.

GAAP net income for fiscal year 2026 was $81.2 million, or $1.40 per diluted share. Adjusted net income for fiscal year 2026 was $73.8 million, or $1.27 per diluted share.

Adjusted EBITDA for fiscal year 2026 was $112.5 million, up 38% year-over-year.

For full fiscal year 2026, the Company generated $130.9 million in operating cash flow and closed the quarter with $128.3 million in cash and cash equivalents.

“Fiscal Q4 was another record quarter of strong performance and progress, capping a record year for QuinStreet,” commented Doug Valenti, CEO of QuinStreet. “We grew quarterly revenue 43% year-over-year with strength in both Financial Services and Home Services. Adjusted EBITDA was up 87% year-over-year and came in at an 11.1% margin, a 270 basis-point improvement over the year-ago quarter.”

“For full fiscal year 2026, revenue grew 18% year-over-year to $1.3 billion, and adjusted EBITDA grew 38% year-over-year to $112.5 million, an 8.7% margin and a 130-basis point year-over-year margin expansion. Over the past 2 years, we have more than doubled our revenue and grown adjusted EBITDA by more than 450%.”

“We expect to continue to grow revenue at strong double-digit rates and to expand margins in fiscal year 2027 and beyond. Our market opportunities are large, and we believe that we are still in their early innings. Our revenue growth continues to be driven by the relentless shift of marketing budgets to digital and performance marketing, and by our proven ability to consistently deliver results at scale for clients. Our key competitive advantage continues to be our industry-leading technologies, including our core AI optimization algorithms. We are also accelerating improvements in performance and productivity from new AI applications across the business.”

“Turning to our outlook, we expect revenue in fiscal Q1 to be between $370 and $380 million, implying 31% growth year-over-year at the midpoint of the range. We expect adjusted EBITDA to be between $38 and $40 million, implying 90% growth, a 10.4% margin and a 320 basis-point margin expansion year-over-year at the midpoint of the range.”

“As an initial full fiscal year 2027 outlook, we expect revenue of $1.45 billion to $1.55 billion, implying 16% growth year-over-year at the midpoint of the range. We expect adjusted EBITDA of $150 to $160 million, implying growth of 38%, a 10.3% margin and another 160 basis-point margin expansion year-over-year at the midpoint of the range on top of last year’s 130 basis-point expansion. We believe that there may be opportunities to grow revenue and expand margins even further, and we will refine our outlook as the year progresses,” concluded Valenti.

Conference Call Today at 2:00 p.m. PT

The Company will host a conference call and corresponding live webcast at 2:00 p.m. PT. To access the conference call dial +1 800-717-1738 (domestic) or +1 646-307-1865 (international). A replay of the conference call will be available beginning approximately two hours after the completion of the call by dialing +1 844-512-2921 (domestic) or +1 412-317-6671 (international) and using passcode #1132818. The webcast of the conference call will be available live and via replay on the investor relations section of the Company's website at http://investor.quinstreet.com.

About QuinStreet

QuinStreet, Inc. (Nasdaq: QNST) is a leader in performance marketplaces and technologies for the financial services and home services industries. QuinStreet is a pioneer in delivering online marketplace solutions to match searchers with brands in digital media, and is committed to providing consumers with the information and tools they need to research, find and select the products and brands that meet their needs.

Non-GAAP Financial Measures and Definitions of Client Verticals

This release and the accompanying tables include a discussion of adjusted EBITDA, adjusted net income, adjusted diluted net income per share and free cash flow and normalized free cash flow, all of which are non-GAAP financial measures that are provided as a complement to results provided in accordance with accounting principles generally accepted in the United States of America ("GAAP"). The term "adjusted EBITDA" refers to a financial measure that we define as net income (loss) excluding depreciation and amortization expense, stock-based compensation expense, interest and other expense, net, provision for (benefit from) income taxes, restructuring costs, acquisition costs, litigation settlement expense, impairment charges, and contingent consideration adjustment. The term "adjusted net income" refers to a financial measure that we define as net income (loss) adjusted for amortization expense, stock-based compensation expense, acquisition costs, contingent consideration adjustment, litigation settlement expense, restructuring costs, impairment charges, tax valuation allowance, and the related income tax effects of these adjustments. The term "adjusted diluted net income (loss) per share" refers to a financial measure that we define as adjusted net income divided by weighted average diluted shares outstanding. The term “free cash flow” refers to a financial measure that we define as net cash provided by operating activities, less capital expenditures and internal software development costs. The term “normalized free cash flow” refers to free cash flow less changes in operating assets and liabilities. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. In addition, our definition of adjusted EBITDA, adjusted net income, adjusted diluted net income per share and free cash flow and normalized free cash flow may not be comparable to the definitions as reported by other companies.

We believe adjusted EBITDA, adjusted net income and adjusted diluted net income per share are relevant and useful information because they provide us and investors with additional measurements to analyze the Company's operating performance.

Adjusted EBITDA is useful to us and investors because (i) we seek to manage our business to a level of adjusted EBITDA as a percentage of net revenue, (ii) it is used internally by us for planning purposes, including preparation of internal budgets; to allocate resources; to evaluate the effectiveness of operational strategies and capital expenditures as well as the capacity to service debt, (iii) it is a key basis upon which we assess our operating performance, (iv) it is one of the primary metrics investors use in evaluating Internet marketing companies, (v) it is a factor in determining compensation, (vi) it is an element of certain financial covenants under our historical borrowing arrangements, and (vii) it is a factor that assists investors in the analysis of ongoing operating trends. In addition, we believe adjusted EBITDA and similar measures are widely used by investors, securities analysts, ratings agencies and other interested parties in our industry as a measure of financial performance, debt-service capabilities and as a metric for analyzing company valuations.

We use adjusted EBITDA as a key performance measure because we believe it facilitates operating performance comparisons from period to period by excluding potential differences caused by variations in capital structures (affecting interest expense), tax positions (such as the impact of changes in effective tax rates or fluctuations in permanent differences or discrete quarterly items), non-recurring charges, certain other items that we do not believe are indicative of core operating activities (such as litigation settlement expense, acquisition costs, contingent consideration adjustment, restructuring costs, impairment charges and other income and expense) and the non-cash impact of depreciation expense, amortization expense and stock-based compensation expense.

With respect to our adjusted EBITDA guidance, the Company is not able to provide a quantitative reconciliation to the most directly comparable GAAP financial measure without unreasonable efforts due to the high variability, complexity and low visibility with respect to certain items such as taxes, and income and expense from changes in fair value of contingent consideration from acquisitions. We expect the variability of these items to have a potentially unpredictable and potentially significant impact on future GAAP financial results, and, as such, we also believe that any reconciliations provided would imply a degree of precision that would be confusing or misleading to investors.

Adjusted net income and adjusted diluted net income per share are useful to us and investors because they present an additional measurement of our financial performance, taking into account depreciation, which we believe is an ongoing cost of doing business, but excluding the impact of certain non-cash expenses (stock-based compensation, amortization of intangible assets, and contingent consideration adjustment), non-recurring charges and certain other items that we do not believe are indicative of core operating activities. We believe that analysts and investors use adjusted net income and adjusted diluted net income per share as supplemental measures to evaluate the overall operating performance of companies in our industry.

Free cash flow is useful to investors and us because it represents the cash that our business generates from operations, before taking into account cash movements that are non-operational, and is a metric commonly used in our industry to understand the underlying cash generating capacity of a company’s financial model. Normalized free cash flow is useful as it removes the fluctuations in operating assets and liabilities that occur in any given quarter due to the timing of payments and cash receipts and therefore helps investors understand the underlying cash flow of the business as a quarterly metric and the cash flow generation potential of the business model. We believe that analysts and investors use free cash flow multiples as a metric for analyzing company valuations in our industry.

We intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. A reconciliation of these non-GAAP measures to GAAP is provided in the accompanying tables.

Legal Notice Regarding Forward Looking Statements

This press release and its attachments contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties. Words such as "estimate", "will”, "believe", “expect”, "intend", “outlook”, "potential", “promises” and similar expressions are intended to identify forward-looking statements. These forward-looking statements include the statements in quotations from management in this press release, as well as any statements regarding the Company's anticipated financial results, growth and strategic and operational plans and results of analyses on impairment charges. The Company's actual results may differ materially from those anticipated in these forward-looking statements. Factors that may contribute to such differences include, but are not limited to: the Company’s ability to maintain and increase client marketing spend; the Company's ability, whether within or outside the Company’s control, to maintain and increase the number of visitors to its websites and to convert those visitors and those to its third-party publishers' websites into client prospects in a cost-effective manner; the Company's exposure to data privacy and security risks; the impact of changes in industry standards and government regulation including, but not limited to investigation enforcement activities or regulatory activity by the Federal Trade Commission, the Federal Communications Commission, the Consumer Finance Protection Bureau and other state and federal regulatory agencies; the impact of changes in our business, our industry, and the current economic and regulatory climate on the Company’s quarterly and annual results of operations; the Company's ability to compete effectively against others in the online marketing and media industry both for client budget and access to third-party media; the Company’s ability to protect our intellectual property rights; and the impact from risks relating to counterparties on the Company's business. More information about potential factors that could affect the Company's business and financial results are contained in the Company's annual report on Form 10-K and quarterly reports on Form 10-Q as filed with the Securities and Exchange Commission ("SEC"). Additional information will also be set forth in the Company's annual report on Form 10-K for the fiscal year ended June 30, 2026, which will be filed with the SEC. The Company does not intend and undertakes no duty to release publicly any updates or revisions to any forward-looking statements contained herein.

Investor Contact:

Robert Amparo

(347) 223-1682

ramparo@quinstreet.com

QUINSTREET, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	June 30,	June 30,
	2026	2025
Assets
Current assets:
Cash and cash equivalents	$128,315	$101,078
Accounts receivable, net	181,225	135,804
Prepaid expenses and other assets	7,068	8,644
Total current assets	316,608	245,526
Property and equipment, net	16,651	16,818
Operating lease right-of-use assets	7,054	9,620
Goodwill	261,421	125,056
Intangible assets, net	66,293	28,475
Deferred tax assets, noncurrent	47,318	—
Other assets, noncurrent	5,957	5,612
Total assets	$721,302	$431,107
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$109,458	$62,247
Accrued liabilities	124,988	87,225
Post-closing payments, current	25,528	13,572
Total current liabilities	259,974	163,044
Operating lease liabilities, noncurrent	4,905	7,382
Post-closing payments, noncurrent	54,652	10,165
Debt, noncurrent	70,000	—
Other liabilities, noncurrent	8,679	6,472
Total liabilities	398,210	187,063
Stockholders' equity:
Common stock	57	58
Additional paid-in capital	367,772	369,958
Accumulated other comprehensive loss	(268)	(268)
Accumulated deficit	(44,469)	(125,704)
Total stockholders' equity	323,092	244,044
Total liabilities and stockholders' equity	$721,302	$431,107

QUINSTREET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Fiscal Year Ended
	June 30,		June 30,
	2026	2025	2026	2025
Net revenue	$373,877	$262,054	$1,293,712	$1,093,711
Cost of revenue (1)	324,066	234,204	1,147,903	982,840
Gross profit	49,811	27,850	145,809	110,871
Operating expenses: (1)
Product development	10,607	7,692	37,303	33,872
Sales and marketing	9,607	3,922	27,259	18,289
General and administrative	10,474	12,360	45,821	52,517
Operating income	19,123	3,876	35,426	6,193
Interest income	3	3	96	23
Interest expense	(2,153)	(84)	(4,393)	(400)
Other income (expense), net	24	(46)	81	(183)
Income before income taxes	16,997	3,749	31,210	5,633
Benefit from (provision for) income taxes	2,114	(543)	50,025	(926)
Net income	$19,111	$3,206	$81,235	$4,707

Net income per share:
Basic	$0.33	$0.06	$1.42	$0.08
Diluted	$0.33	$0.06	$1.40	$0.08

Weighted-average shares of common stock used in computing net income per share:
Basic	57,187	57,066	57,177	56,477
Diluted	57,929	58,240	58,163	58,300

(1) Cost of revenue and operating expenses include stock-based compensation expense as follows:
Cost of revenue	$4,042	$2,764	$14,860	$11,658
Product development	1,692	1,062	6,117	4,386
Sales and marketing	1,402	1,008	5,130	4,408
General and administrative	3,051	2,400	11,325	11,314

QUINSTREET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended		Fiscal Year Ended
	June 30,		June 30,
	2026	2025	2026	2025
Cash Flows from Operating Activities
Net income	$19,111	$3,206	$81,235	$4,707
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,490	5,858	23,127	24,506
Stock-based compensation	10,187	7,234	37,432	31,766
Impairment charges	2,048	—	2,048	—
Change in the fair value of contingent consideration	—	4,700	4,650	17,094
Provision for sales returns and doubtful accounts receivable	297	486	2,636	2,179
Deferred income taxes	11,415	103	10,641	381
Non-cash lease (income) expense	(49)	12	(27)	47
Release of tax valuation allowance	(12,849)	—	(60,717)	—
Other adjustments, net	1,452	223	1,534	53
Changes in assets and liabilities:
Accounts receivable	3,258	951	(41,667)	(26,197)
Prepaid expenses and other assets	1,291	685	3,676	(1,830)
Accounts payable	19,561	6,073	45,435	13,774
Accrued liabilities	(9,442)	366	20,923	18,500
Net cash provided by operating activities	52,770	29,897	130,926	84,980
Cash Flows from Investing Activities
Business acquisitions, net of cash acquired	377	—	(104,886)	—
Internal software development costs	(2,799)	(2,507)	(10,923)	(9,371)
Capital expenditures	(797)	(548)	(3,397)	(2,071)
Other investing activities	—	(1)	1,001	(1)
Net cash used in investing activities	(3,219)	(3,056)	(118,205)	(11,443)
Cash Flows from Financing Activities
Proceeds from borrowings under revolving credit facility	—	—	70,000	—
Payment of revolving credit facility upfront fees	—	—	(1,846)	—
Proceeds from exercise of stock options and issuance of common stock under employee stock purchase plan	5	33	3,208	3,956
Payment of withholding taxes related to release of restricted stock, net of share settlement	(1,955)	(1,901)	(11,384)	(13,224)
Post-closing payments and contingent consideration related to acquisitions	(6,702)	(5,743)	(14,000)	(13,728)
Repurchase of common stock	(14,645)	—	(31,441)	—
Net cash (used in) provided by financing activities	(23,297)	(7,611)	14,537	(22,996)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	19	33	(22)	50
Net increase in cash, cash equivalents and restricted cash	26,273	19,263	27,236	50,591
Cash, cash equivalents and restricted cash at beginning of period	102,057	81,831	101,094	50,503
Cash, cash equivalents and restricted cash at end of period	$128,330	$101,094	$128,330	$101,094

QUINSTREET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended		Fiscal Year Ended
	June 30,		June 30,
	2026	2025	2026	2025
Reconciliation of cash, cash equivalents, and restricted cash to the consolidated balance sheets
Cash and cash equivalents	$128,315	$101,078	$128,315	$101,078
Restricted cash included in other assets, noncurrent	15	16	15	16
Total cash, cash equivalents and restricted cash	$128,330	$101,094	$128,330	$101,094

QUINSTREET, INC.

RECONCILIATION OF NET INCOME TO

ADJUSTED NET INCOME

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Fiscal Year Ended
	June 30,		June 30,
	2026	2025	2026	2025
Net income	$19,111	$3,206	$81,235	$4,707
Amortization of intangible assets	3,178	2,292	9,632	9,533
Stock-based compensation	10,187	7,234	37,432	31,766
Acquisition costs	2,499	8	7,407	124
Litigation settlement expense	266	290	1,027	847
Impairment charges	2,048	—	2,048	—
Restructuring costs	743	168	1,356	733
Contingent consideration adjustment	—	4,700	4,650	17,094
Tax valuation allowance	(12,849)	—	(60,717)	—
Tax impact after non-GAAP items	3,775	(3,222)	(10,270)	(13,364)
Adjusted net income	$28,958	$14,676	$73,800	$51,440

Adjusted diluted net income per share	$0.50	$0.25	$1.27	$0.88

Weighted average shares used in computing adjusted diluted net income per share	57,929	58,240	58,163	58,300

QUINSTREET, INC.

RECONCILIATION OF NET INCOME TO

ADJUSTED EBITDA

(In thousands)

(Unaudited)

	Three Months Ended		Fiscal Year Ended
	June 30,		June 30,
	2026	2025	2026	2025
Net income	$19,111	$3,206	$81,235	$4,707
Interest and other expense, net	2,126	127	4,216	560
(Provision for) benefit from income taxes	(2,114)	543	(50,025)	926
Depreciation and amortization	6,490	5,858	23,127	24,506
Stock-based compensation expense	10,187	7,234	37,432	31,766
Acquisition costs	2,499	8	7,407	124
Litigation settlement expense	266	290	1,027	847
Contingent consideration adjustment	—	4,700	4,650	17,094
Restructuring costs	743	168	1,356	733
Impairment charges	2,048	—	2,048	—
Adjusted EBITDA	$41,356	$22,134	$112,473	$81,263

QUINSTREET, INC.

RECONCILIATION OF CASH PROVIDED BY

OPERATING ACTIVITIES TO FREE CASH FLOW

AND NORMALIZED FREE CASH FLOW

(In thousands)

(Unaudited)

	Three Months Ended		Fiscal Year Ended
	June 30,		June 30,
	2026	2025	2026	2025
Net cash provided by operating activities	$52,770	$29,897	$130,926	$84,980
Capital expenditures	(797)	(548)	(3,397)	(2,071)
Internal software development costs	(2,799)	(2,507)	(10,923)	(9,371)
Free cash flow	$49,174	$26,842	$116,606	$73,538
Changes in operating assets and liabilities	(14,668)	(8,075)	(28,367)	(4,247)
Normalized free cash flow	$34,506	$18,767	$88,239	$69,291

QUINSTREET, INC.

DISAGGREGATION OF REVENUE

(In thousands)

(Unaudited)

	Three Months Ended		Fiscal Year Ended
	June 30,		June 30,
	2026	2025	2026	2025
Net revenue:
Financial Services	$232,267	$186,608	$888,360	$817,157
Home Services	141,610	75,446	405,352	276,554
Total net revenue	$373,877	$262,054	$1,293,712	$1,093,711